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                                                                     EXHIBIT 17
                                       PROXY

                            FORTIS FIDUCIARY FUND, INC.
                  500 BIELENBERG DRIVE, WOODBURY, MINNESOTA 55125
             MAILING ADDRESS: P.O. BOX 64284, ST. PAUL, MINNESOTA 55164

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FORTIS FIDUCIARY FUND, INC.

     The undersigned hereby appoints Michael J. Radmer and Scott R. Plummer, and each of them, with power to act without the other and with the right of substitution in each, as proxies of the undersigned and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Fortis Fiduciary Fund, Inc. (the "Acquired Fund") held of record by the undersigned on _______, 1998, at the Special Meeting of shareholders of the Acquired Fund to be held on ______, 1998, or any adjournments or postponements thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the Special Meeting hereby are revoked.

THE PROXIES ARE INSTRUCTED TO VOTE AS FOLLOWS:

1. PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") providing for (a) the acquisition of substantially all of the assets and the assumption of all liabilities of the Acquired Fund by Fortis Capital Fund (the "Acquiring Fund"), a separately managed series of Fortis Equity Portfolios, Inc., in exchange for shares of common stock of the Acquiring Fund having an aggregate net asset value equal to the aggregate value of the assets acquired (less the liabilities assumed) of the Acquired Fund and
     (b) the liquidation of the Acquired Fund and the pro rata distribution of the Acquiring Fund shares to Acquired Fund shareholders. Under the Plan, Acquired Fund shareholders will receive the same class of shares of the Acquiring Fund that they held in the Acquired Fund, having a net asset value equal as of the effective time of the Plan to the net asset value of their Acquired Fund shares.

          / /   FOR              / /   AGAINST              / /   ABSTAIN

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 ABOVE. RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT RELATING TO THE MEETING IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY.

     PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY PARTNER OR OTHER AUTHORIZED PERSON.

DATED: _______________________, 199____

                                             __________________________________
                                                  Signature
  [SHAREHOLDER INFORMATION]

                                             __________________________________
                                                  Signature if held jointly

   TO SAVE FURTHER SOLICITATION EXPENSE, PLEASE MARK, SIGN, DATE AND RETURN THIS
            PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.